FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
(215) 546-5005; (215) 640-6357 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2012

Philadelphia, PA, May 3, 2012 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported adjusted income from continuing operations attributable to common shareholders, a non-GAAP measure, of $726,000, or $0.04 per common share-diluted, for the second fiscal quarter ended March 31, 2012 as compared to an adjusted loss from continuing operations attributable to common shareholders of $1.7 million, or $0.09 per common share diluted, for the second fiscal quarter ended March 31, 2011.  A reconciliation of the Company’s reported GAAP loss from continuing operations attributable to common shareholders to adjusted income (loss) from continuing operations attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.

For the second fiscal quarter and six months ended March 31, 2012, the Company reported a GAAP net loss attributable to common shareholders of $2.3 million, or $0.12 per common share-diluted, and $2.1 million, or $0.11 per common share-diluted, respectively, as compared to $4.3 million, or $0.22 per common share-diluted, and $4.8 million, or $0.25 per common share-diluted, for the second fiscal quarter and six months ended March 31, 2011, respectively.

Jonathan Cohen, CEO and President, commented, “The recent completion of our transaction creating CVC Credit Partners demonstrates the quality and value of our asset management platforms.  We will recognize a gain of approximately $53 million, received gross proceeds of $25 million in cash, retained the right to collect substantial incentive fees and own 33% of a world-class global credit management business that we think will grow and prosper.  Our other platforms are also advancing robustly.  In real estate, both Resource Opportunity REIT and Resource Capital Corp. are growing and performing well.  We end our second quarter very strong - our businesses are doing well, we are growing, our balance sheet is in excellent condition and we are exploring opportunities to leverage those strengths to enhance shareholder value.”

Assets Under Management

The following table details the Company’s assets under management by operating segment, which decreased by $636.0 million (5%) from March 31, 2011 to March 31, 2012:

	At March 31,	At March 31,
	2012	2011
Financial fund management	$ 10.9 billion	$ 11.4 billion
Real estate	1.6 billion	1.6 billion
Commercial finance	0.5 billion	0.7 billion
	$ 13.0 billion	$ 13.7 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Highlights for the Second Fiscal Quarter Ended March 31, 2012 and Recent Developments

REAL ESTATE:

♦
Fundraising:  Resource Real Estate, Inc. (“RRE”), the Company's real estate operating segment, has sponsored and is the external manager of Resource Real Estate Opportunity REIT, Inc. (“RRE Opportunity REIT”), which is a public non-traded real estate program.  RRE Opportunity REIT raised a record $10.6 million and $23.3 million during the month and second fiscal quarter ended March 31, 2012. Through April 30, 2012, RRE Opportunity REIT has raised approximately $112.9 million in total capital.

®	Resource Capital Corp. (“RSO”) Capital Raised: RSO raised an additional $24.0 million through its dividend reinvestment program during the second fiscal quarter ended March 31, 2012.

®	Second Quarter RRE Acquisitions: RRE made the following acquisitions:

−
In January 2012, on behalf of an RSO joint venture, a non-performing note secured by a multifamily rental property located in Colorado Springs, CO for $5.0 million.  In connection with this purchase, the Company received a $51,000 acquisition fee and will receive asset management fees in the future.

–
In March 2012, on behalf of one of RRE’s sponsored limited partnerships, a multifamily rental property located in Columbia, SC for $11.5 million.  In connection with this purchase, the Company received acquisition fees totaling $368,000 and will receive both asset management and property management fees in the future.

–
In March 2012, on behalf of RRE Opportunity REIT, a multifamily rental property located in Houston, TX for $11.4 million.  In connection with this purchase, the Company received a $234,000 acquisition fee and will receive both asset management and property management fees in the future.

–
In March 2012, on behalf of RRE Opportunity REIT, a non-performing note secured by a multifamily rental property located in Hermantown, MN for $10.3 million.  In connection with this purchase, the Company received a $217,000 acquisition fee and will receive asset management fees in the future.

♦
Disposition: In March 2012, RRE sold a $20.0 million multifamily property in Suitland, MD for a joint venture with an existing partner, in which RSO is a member.  In connection with this sale, the Company earned a promoted return of $1.2 million and a $144,000 disposition fee.

®	Resolution of Equity Interest: In January 2012, RRE, along with an existing joint venture partner, sold its interest in a multifamily property in Cleveland, OH and received proceeds of $327,000.

®
Property Management:  Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 16,513 units at 59 properties as of March 31, 2012 from 15,204 units at 55 properties as of December 31, 2011.

FINANCIAL FUND MANAGEMENT:

®
Creation of Global Credit Manager:  In December 2011, the Company entered into a definitive agreement with CVC Capital Partners SICAV-FIS, S.A. (“CVC”), to create CVC Credit Partners, L.P. ("CCP"), a newly-formed Cayman Islands limited partnership jointly owned by the Company and CVC. CCP will be a global credit management business with over $7.5 billion in assets under management and offices in both the United States and Europe.  On April 17, 2012, the Company closed on its sale of 100% of the common equity interests of Apidos Capital Management, LLC (“Apidos”).  Pursuant to the sale and purchase agreement and related agreements between the Company and CVC dated as of December 29, 2011 (collectively, the “SPA”), the Company sold Apidos in exchange for (i) $25.0 million in cash, (ii) a 33% limited partner interest in CCP and its general partner.  The Company is retaining certain incentive management fees that may be collected in the future relating to previously managed portfolios. The Company anticipates that these fees will begin to be collected in 2013.  CVC is also contributing its existing credit manager, CVC Cordatus, to CCP.

COMMERCIAL FINANCE:

♦	Lease Origination/Platform Growth: LEAF Commercial Capital, Inc. (“LEAF”) continued to grow its lease origination and servicing operations during the second fiscal quarter ended March 31, 2012.

–
Lease originations continue to trend upward, having increased by 159% and 26% during the second fiscal quarter ended March 31, 2012 as compared to the second fiscal quarter ended March 31, 2011 and the first fiscal quarter ended December 31, 2011, respectively.

–	LEAF’s commercial finance assets at March 31, 2012 increased by 40% from September 30, 2011.

–
LEAF continues to further expand its field sales presence to provide dedicated support to its top-priority dealers. Highly experienced industry experts were added to the Northeastern, Midwestern, and Southern California market places.  LEAF’s field sales team will work with key dealers and branch offices of its national accounts by developing unique offerings and providing support to build the relationships with those dealers.

–
LEAF launched its enhanced Cost Per Usage billing product and announced that it has become a Gold Technology Partner of Digital Gateway.  The LEAF interface streamlines the process of transferring asset and transactional data from the Digital Gateway system, thereby reducing meter errors and accelerating the billing process.

OTHER:

®	Corporate Credit Facility Modification: In January 2012, the Company extended its existing $3.5 million revolving credit facility with Republic Bank from December 2012 to December 2013.

®
Dividends:  The Company’s Board of Directors authorized the payment on April 30, 2012 of a $0.03 cash dividend per share on the Company’s common stock to holders of record as of the close of business on April 20, 2012.  RSO declared a cash dividend of $0.20 per common share for its first fiscal quarter ended March 31, 2012.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, financial fund management and commercial finance sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to securities offered by RRE Opportunity REIT was declared effective by the SEC on June 16, 2010.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 2005 Market Street, 15th Floor, Philadelphia, PA 19103.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows and reconciliation of GAAP loss from continuing operations attributable to common shareholders to adjusted income (loss) from continuing operations attributable to common shareholders.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	September 30,
	2012	2011
	(unaudited)
ASSETS
Cash	$9,918	$24,455
Restricted cash	628	20,257
Receivables	475	1,981
Receivables from managed entities and related parties, net	51,329	54,815
Investments in commercial finance, net	−	192,012
Investments in real estate	19,541	19,942
Investment securities, at fair value	16,483	15,124
Investments in unconsolidated entities	12,742	12,710
Property and equipment, net	3,160	6,998
Deferred tax assets, net	48,711	51,581
Goodwill	−	7,969
Other assets	5,505	14,662
Total assets	$168,492	$422,506

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$21,515	$40,887
Payables to managed entities and related parties	1,311	1,232
Borrowings	28,132	222,659
Total liabilities	50,958	264,778

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	−	−
Common stock, $.01 par value, 49,000,000 shares authorized; 28,811,012 and 28,779,998 shares issued, respectively (including nonvested restricted stock of 417,155 and 649,007, respectively)	284	281
Additional paid-in capital	281,692	281,686
Accumulated deficit	(51,290)	(48,032)
Treasury stock, at cost; 9,314,218 and 9,126,966 shares, respectively	(99,672)	(98,954)
Accumulated other comprehensive loss	(13,760)	(14,613)
Total stockholders’ equity	117,254	120,368
Noncontrolling interests	280	37,360
Total equity	117,534	157,728
	$168,492	$422,506

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
REVENUES:
Real estate	$9,716	$6,258	$18,382	$13,132
Financial fund management	6,304	7,612	12,883	15,942
Commercial finance	(1,240)	6,477	2,179	7,953
	14,780	20,347	33,444	37,027
COSTS AND EXPENSES:
Real estate	7,407	6,088	14,599	11,549
Financial fund management	4,379	5,960	10,183	12,680
Commercial finance	230	3,693	2,193	7,966
Restructuring expenses	365	−	365	−
General and administrative	2,467	2,897	5,363	6,013
Gain on sale of leases and loans	−	(252)	(37)	(263)
Provision for credit losses	2,962	2,719	5,212	4,325
Depreciation and amortization	535	2,921	2,596	4,046
	18,345	24,026	40,474	46,316
OPERATING LOSS	(3,565)	(3,679)	(7,030)	(9,289)

OTHER INCOME (EXPENSE):
Gain on deconsolidation of LEAF	−	−	8,749	−
Loss on extinguishment of debt	−	−	(2,190)	−
Gain on sale of management contract	−	−	−	6,520
Gain on extinguishment of servicing and repurchase liabilities	−	4,426	−	4,426
Gain (loss) on sale of investment securities, net	5	97	63	(1,364)
Impairment loss recognized in earnings	(74)	−	(74)	−
Interest expense	(645)	(4,167)	(3,619)	(6,536)
Other income, net	625	203	1,184	1,289
	(89)	559	4,113	4,335
Loss from continuing operations before taxes	(3,654)	(3,120)	(2,917)	(4,954)
Income tax benefit	(1,323)	(1,290)	(1,169)	(1,932)
Loss from continuing operations	(2,331)	(1,830)	(1,748)	(3,022)
Loss from discontinued operations, net of tax	(16)	(2,153)	(36)	(2,153)
Net loss	(2,347)	(3,983)	(1,784)	(5,175)
Add: net loss (income) attributable to noncontrolling interests	39	(283)	(339)	342
Net loss attributable to common shareholders	$(2,308)	$(4,266)	$(2,123)	$(4,833)

Amounts attributable to common shareholders:
Loss from continuing operations	$(2,292)	$(2,113)	$(2,087)	$(2,680)
Discontinued operations	(16)	(2,153)	(36)	(2,153)
Net loss	$(2,308)	$(4,266)	$(2,123)	$(4,833)

Basic and diluted loss per share:
Continuing operations	$(0.12)	$(0.11)	$(0.11)	$(0.14)
Discontinued operations	−	(0.11)	−	(0.11)
Net loss	$(0.12)	$(0.22)	$(0.11)	$(0.25)
Weighted average shares outstanding	19,437	19,355	19,575	19,213

Dividends declared per common share	$0.03	$0.03	$0.06	$0.06

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,784)	$(5,175)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,693	6,243
Provision for credit losses	5,212	4,325
Equity in earnings of unconsolidated entities	(228)	(1,944)
Distributions from unconsolidated entities	2,021	2,751
Gain on sale of leases and loans	(37)	(263)
(Gain) loss on sale of loans and investment securities, net	(63)	1,364
Impairment loss recognized in earnings	74	−
Gain on deconsolidation of LEAF	(8,749)	−
Loss on extinguishment of debt	2,190	−
Gain on sale of management contract	−	(6,520)
Extinguishment of servicing and repurchase liabilities	−	(4,426)
Deferred income tax benefit	(1,169)	(3,065)
Equity-based compensation issued	817	1,401
Equity-based compensation received	(164)	(33)
Loss from discontinued operations	36	2,153
Changes in operating assets and liabilities	(4,296)	(1,047)
Net cash used in operating activities	(2,447)	(4,236)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(95)	(411)
Payments received on real estate loans and real estate	1,550	−
Investments in unconsolidated real estate entities	(503)	(419)
Purchase of commercial finance assets	(18,483)	(25,790)
Principal payments received on leases and loans	9,037	−
Cash divested on deconsolidation of LEAF	(2,284)	−
Proceeds from sale of management contract	−	9,095
Purchase of loans and investments	(736)	−
Proceeds from sale of loans and investments	277	3,341
Net cash used in investing activities	(11,237)	(14,184)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	128,845	31,000
Principal payments on borrowings	(123,924)	(13,756)
Dividends paid	(1,135)	(1,105)
Proceeds from issuance of common stock	−	1,853
Repurchase of common stock	(955)	−
Proceeds from issuance of LEAF preferred stock	−	10,221
Preferred stock dividends paid by LEAF to RCC	(188)	−
Payment of debt financing costs	(1,864)	(1,075)
Increase in restricted cash	(652)	(3,518)
Other	(411)	−
Net cash (used in) provided by financing activities	(284)	23,620

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(569)	52
Net cash (used in) provided by discontinued operations	(569)	52

(Decrease) increase in cash	(14,537)	5,252
Cash at beginning of year	24,455	11,243
Cash at end of period	$9,918	$16,495

SCHEDULE I

RECONCILIATION OF GAAP LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO
COMMON SHAREHOLDERS TO ADJUSTED INCOME (LOSS) FROM
CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Loss from continuing operations attributable to common shareholders − GAAP	$(2,292)	$(2,113)
Adjustments, net of tax:
Loss from commercial finance operations (2)	2,785	370
Restructuring costs	233	−
Deferred tax assets	−	49
Adjusted income (loss) from continuing operations attributable to common shareholders	$726	$(1,694)

Adjusted weighted average diluted shares outstanding (3)	20,355	19,355

Adjusted income (loss) from continuing operations attributable to common shareholders per common per share-diluted	$0.04	$(0.09)

(1)
Adjusted income (loss) from continuing operations attributable to common shareholders presents the Company’s operations without the effect of its commercial finance operations and restructuring costs. The Company believes that this provides useful information to investors since it allows investors to evaluate the Company’s progress in both its real estate and financial fund management segments for the three months ended March 31, 2012 and 2011 separately from its commercial finance operations.  Adjusted income (loss) from continuing operations attributable to common shareholders should not be considered as an alternative to loss from continuing operations attributable to common shareholders (computed in accordance with GAAP).  Instead, adjusted income (loss) from continuing operations attributable to common shareholders should be reviewed in connection with loss from continuing operations attributable to common shareholders in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(2)
Loss from commercial finance operations consists of revenues and expenses from commercial finance operations (including gains or losses from the sale of leases and loans, provision for credit losses and depreciation and amortization) net of applicable tax benefits and non-controlling interests.

(3)
Dilutive shares used in the calculation of adjusted income from continuing operations attributable to common shareholders per common share-diluted includes an additional 918,000 shares for the three months ended March 31, 2012, which were antidilutive for the period and, as such, were not used in the calculation of GAAP loss from continuing operations attributable to common shareholders per common share-diluted.